x  PLEASE MARK VOTES
   AS IN THIS EXAMPLE

GRYPHON HOLDINGS INC.
            1. Election of Class 1 Directors. For   Withhold   For all except
                        Robert M. Baylis,
                        Hadley C. Ford and
                        John F. Iannucci

                Note: If you do not wish your shares voted "for" one or more of the nominees, mark the "for all except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:

           2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.



Please be sure to sign and
date this Proxy.  Date:
                                      Mark box at right if an address
                                      change or comment has been noted on
                                      the reverse side of this card.

_______________________________________________________________
Shareholder sign here         Co-owner sign here

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DETACH CARD                                            DETACH CARD

                           GRYPHON HOLDINGS INC.


Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. You are being asked to elect the three Class I
Directors of the Company. Before exercising your right to vote, please review the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders to be held on May 8, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Gryphon Holdings Inc.

[reverse]

                           GRYPHON HOLDINGS INC.
                              30 Wall Street
                          New York, New York 10005


         This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Stephen A. Crane and Robert P. Cuthbert as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein, all the shares of common stock of Gryphon Holdings Inc. held of record by the undersigned on March 25, 1997 at the Annual Meeting of Shareholders to be held on May 8, 1997, or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

________________________________________________________________

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please sign exactly as your name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
________________________________________________________________


HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?

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